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                                                               EXHIBIT EX-99.J.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 27, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Reports to Shareholders of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

(s/s) PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 24, 2003